Exhibit 10.13

2004 NON-EMPLOYEE DIRECTOR SHARE PLAN OPTION AWARD AGREEMENT FOR DIRECTORS

EXTRA SPACE STORAGE INC.

2004 NON-EMPLOYEE DIRECTORS’ SHARE PLAN

OPTION AWARD AGREEMENT

AGREEMENT by and between Extra Space Storage Inc., a self-administered Maryland corporation (the “Company”) and                      (the “Participant”), dated as of the 12th day of August, 2004.

WHEREAS, the Company maintains the Extra Space Storage Inc. 2004 Non-Employee Directors’ Share Plan (as amended from time to time, the “Plan”) (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan (which are set forth in Appendix A, attached hereto for your convenience));

WHEREAS, the Participant is a director; and

WHEREAS, the compensation committee has determined that it is in the best interests of the Company and its shareholders to grant a stock option to the Participant subject to the terms and conditions set forth below.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1. Grant of Stock Option.

The Company hereby grants the Participant an Option to purchase          shares of Common Stock, subject to the following terms and conditions and subject to the provisions of the Plan. The Plan is hereby incorporated herein by reference as though set forth herein in its entirety.

The Option is not intended to be and shall not be qualified as an “incentive stock option” under Section 422 of the Code.

2. Option Price.

The Option Price per Share shall be $12.50.

3. Initial Exercisability.

(e)             Subject to paragraph 5 below, the Option, to the extent that there has been no termination of the Participant’s service and the Option has not otherwise expired or been forfeited, shall become exercisable as follows:

For the Period Ending On	Percent of the Grant Exercisable
August 12, 2005	25%
August 12, 2006	25%
August 12, 2007	25%
August 12, 2008	25%

(f)               Notwithstanding the foregoing, a Participant’s Option will become immediately exercisable in full at the time the Participant ceases to serve as a director due to death or disability or upon a Change in Control.

4. Exercisability Upon and After Termination of Participant.

(a)             In the event of the Participant ceases to serve as a director by reason other than on account of death or disability, no exercise of the Option may occur after the expiration of the two-month period to follow such termination, or if earlier, the expiration of the term of the Option set forth in paragraph 5 below; provided that, if the Participant should die after a cessation of service as a director, the Option (if and to the extent otherwise exercisable under paragraph 3 above) may be exercised in the manner provided by the Plan until the earlier of (i) one year from the date the Participant ceases to serve as a director of the Company, or (ii) the date on which the term of the Option expires in accordance with paragraph 5 below.

(b)            In the event the Participant ceases to serve as a director on account of death or disability, the Participant’s Option (whether or not otherwise exercisable) may be exercised until the earlier of (i) one year from the date the Participant ceases to serve as a director, or (ii) the date on which the term of the Option as provided under paragraph 5 below.

(c)             Unless otherwise provided herein, no Option (or portion thereof) which had not become exercisable at the time of cessation of service shall ever be or become exercisable.

(d)            The compensation committee may, in its sole discretion, accelerate the vesting of any Option upon the cessation of the Participant’s service for any reason.

5. Term.

Unless earlier forfeited, the Option shall, notwithstanding any other provision of this Agreement, expire in its entirety at the earlier of (i) the 10th anniversary of the date hereof or (ii) one year after the date the Participant ceases to serve as a director for any reason.

6. Miscellaneous.

(a)             THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.  The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(b)            The compensation committee may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate. Without limiting the generality of the foregoing, the compensation committee may interpret this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the compensation committee’s interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by members of the compensation committee who are individuals who served as compensation committee members before the Change in Control. In the event of any dispute or disagreement as to the interpretation of this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to this Agreement, the decision of the compensation committee shall be final and binding upon all persons.

(c)             All notices hereunder shall be in writing, and if to the Company or the compensation committee, shall be delivered to the board of directors of the Company (the “Board”) or mailed to its principal office, addressed to the attention of the Board; and if to the Participant, shall be delivered personally, sent by email or facsimile transmission or mailed to the Participant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this paragraph 6(c).

(d)            The failure of the Participant or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right the Participant or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

(e)             The Participant agrees that, at the request of the compensation committee, the Participant shall represent to the Company in writing that the shares being acquired are acquired for investment only and not with a view to distribution and that such shares will be disposed of only if registered for sale under the Securities Act, or if there is an available exemption for such disposition. The Participant expressly understands and agrees that, in the event of such a request, the making of such representation shall be a condition precedent to receipt of Shares upon exercise of the Option.

(f)               Nothing in this Agreement shall confer on the Participant any right to continue in the service of the Company or its subsidiaries or interfere in any way with the right of the Company or its subsidiaries to terminate the Participant’s service at any time.

(g)            This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the day and year first above written.

EXTRA SPACE STORAGE INC.

By:

Name:

Title:

[Participant’s Name]

Appendix A

Please note, the definitions contained in this Appendix A are provided for your convenience, and at all times, such definitions shall have the meaning ascribed thereto under the Plan, as may be amended from time to time.

“Board” means the Board of Directors of the Company.

“Change in Control” shall have occurred if:

(i) any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding (A) the Company, (B) any entity controlling, controlled by or under common control with the Company, (C) any employee benefit plan of the Company or any entity described in clause (B), (D) with respect to any particular Participant, the Participant and any “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of which the Participant is a member), (E) Kenneth M. Woolley, his affiliates, associates and people acting in concert with any of the foregoing and (F) Spencer F. Kirk, his affiliates, associates and people acting in concert with any of the foregoing, is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of either (1) the combined voting power of the Company’s then outstanding securities or (2) the then outstanding Shares (in either such case other than as a result of an acquisition of securities directly from the Company); provided, however, that, in no event shall a Change in Control be deemed to have occurred upon an initial public offering of the Company’s common stock under the Securities Act; or

(ii) any consolidation or merger of the Company where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any); or

(iii) there shall occur (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by “persons” (as defined above) in substantially the same proportion as their ownership of the Company immediately prior to such sale or (B) the approval by shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

(iv) the members of the Board at the beginning of any consecutive 24-calendar-month period (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any director whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar-month period, shall be deemed to be an Incumbent Director.

“Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code include regulations thereunder and successor provisions and regulations thereto.

“Common Stock” means the Company’s Common Stock, par value $.01 per share, either currently existing or authorized hereafter.

“Option” means the right, granted to a director under Section 6 of the Plan, to purchase a specified number of Shares at the specified exercise price for a specified period of time under the Plan. No Option shall be intended to qualify as an “incentive stock option” under Section 422 of the Code.

“Option Price” means the exercise price per Share.

“Participant” means any person who, as a non-employee director of the Company, has been granted an Option which remain outstanding under the Plan

“Securities Act” means the Securities Act of 1933, as amended.

“Share” means a common share of the Company and such other securities as may be substituted for such Share or such other securities pursuant to Section 7 of the Plan.

Schedule to Exhibit 10.13

As of the date of filing this report, the Company has entered into this form of Share Plan Option Award Agreement with each of its non-employee directors, including:  Anthony Fanticola, Hugh W. Horne, Joseph D. Margolis, Roger B. Porter and K. Fred Skousen.  In accordance with Instruction 2 to Item 601 of Regulation S-K, the Company has filed only the form of such agreement as the award agreements are substantially identical in all material respects, except as to the parties thereto, the dates of execution, the number of stock options awarded and the exercise price of such options.  The Company agrees to furnish the agreements at the request of the SEC.